Exhibit 4.11

SignPath Pharma Inc.

Investor Subscription Documents

A Private Offering to Accredited Investors

March 8, 2016

I.	Subscription and Payment Instructions

II.	Purchaser Questionnaire and Statement***

III.	Form of Subscription Agreement***

Private Placement Memorandum

Exhibit A – Certificate of Designation of Series E Preferred Stock

Exhibit B – Form of Class E Warrant

Exhibit C – Annual Report on Form 10-K for December 31, 2014

Exhibit D – Quarterly Report on Form 10-Q for September 30, 2015

*** To be completed and executed by Investor and returned to Meyers Associates, L.P., Inc., as provided below.

THE ENCLOSED DOCUMENTS RELATE TO A PRIVATE PLACEMENT OF SECURITIES BY SIGNPATH PHARMA INC. THE SECURITIES THAT ARE THE SUBJECT OF THE ENCLOSED SUBSCRIPTION DOCUMENTS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF HIS, HER OR ITS ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE ENCLOSED DOCUMENTS.

ITEM I

SUBSCRIPTION INSTRUCTIONS

1.	Complete the Purchaser Questionnaire and Statement unless previously completed (Item II in this Package).

2.	Complete the Subscription Agreement by signing the signature page as follows:

1.1 If the Investor is an individual sign over the line “Signature of Investor”. If there is a second individual Investor (not a partnership), that person should sign on “Co-Investor” line.

1.2 If the Investor is not an individual, an authorized signatory of the entity should sign under the line “If Entity Investor” and fill in the requested information.

1.3 Print the Investor’s name and mailing address where indicated on the signature page.

3.	Send in your payment following these PAYMENT INSTRUCTIONS:

Send the funds for your participation either by wire transfer or by check in accordance with the following instructions:

— Wire Funds	Wire the funds to SignPath Pharma Inc. to the following account:

Capital One Bank
57 West 57th Street
New York, New York 10019
For the Account of Davidoff Hutcher & Citron LLP
Reference: SignPath Pharma Inc.
IOLA Attorney Trust Account
ABA Routing No. 021407912
Account No. 7047522050

— Check	Make your check payable to “DAVIDOFF HUTCHER & CITRON LLP, as Escrow Agent for SIGNPATH PHARMA INC.” and:

RETURN CHECK AND ALL COMPLETED AND SIGNED MATERIALS TO:

Meyers Associates, L.P.
45 Broadway
New York, NY 10006
Attn: Ms. Eileen Slitkin

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ARE BEING OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION.

ITEM II

SIGNPATH PHARMA INC.

PURCHASER QUESTIONNAIRE AND STATEMENT

THIS QUESTIONNAIRE IS TO BE COMPLETED AND DELIVERED TO MEYERS ASSOCIATES, L.P. PRIOR TO ACCEPTANCE OF THE SUBSCRIPTION BY THE COMPANY, CERTAIN CONDITIONS MUST BE MET.

INSTRUCTIONS: This Questionnaire, along with the attached Subscription Agreement, is being provided to each individual (or entity) who has expressed an interest in purchasing units (“Units”), consisting of shares of convertible preferred stock (“Preferred Stock”) and warrants to purchase common stock (“Warrant”) of SignPath Pharma Inc. (the “Company”). Prior to your acceptance by the Company as a subscriber, you must meet, among other requirements, the standards imposed by Regulation D, and/or Regulations S as adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), since the Units have not been registered under the Securities Act and are being sold in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 or Rule 903 promulgated thereunder. The Company has established general investor suitability requirements for all investors requiring that each natural person or entity who subscribes for Units must be an “accredited investor,” as such term is defined in Regulation D under the Securities Act. The undersigned acknowledges and agrees that the Company is relying on the undersigned’s representations contained in this Questionnaire and the related Subscription Agreement in determining whether to accept the subscription.

Please contact Elliot H. Lutzker, counsel to the Company, at Davidoff Hutcher & Citron LLP, 605 Third Avenue Avenue, 34th Floor, New York, New York 10158, (646) 428-3210, if you have any questions in completing this Questionnaire.

If your answer to any question is “none” or “not applicable,” please so state.

Your answers will, at all times, be kept strictly confidential; however, everyone who agrees to purchase the Units hereby agrees that the Company may present this Questionnaire to such parties as they deem appropriate in order to assure themselves that the offer and sale of the Units to you will not result in a loss of the exemption from registration under the Securities Act, which is being relied upon by the Company in connection with the sale of the Units.

Please complete this Questionnaire as thoroughly as possible and sign, date and return one copy. In case of insufficient space, please attach additional pages, as needed, to assure that complete answers are submitted.

Please print or type:

1.	NAME(S) IN WHICH UNITS ARE TO BE HELD:

A.

		First Name	Initial	Last Name

B.

C.

Entity

(if a husband and wife are purchasing the Units, please give the name of both the husband and the wife.)

2.	SOCIAL SECURITY NUMBER(S) or TAX IDENTIFICATION NUMBER(S):

A.

B.

C.

3.	MANNER IN WHICH TITLE TO BE HELD (Please Check One):

Individual Ownership

Community Property

Tenants in Common

Joint Tenants with Rights of Survivorship

Partnership

Corporation

As Custodian, Executor or Trustee for _________________________

FOR INDIVIDUAL INVESTORS:

4.	Residential Address, Telephone Number and Email Address:

Date of Birth: (A) __________________	(B) ________________

Occupation: (A) __________________	(B) ________________

Position: (A) ____________________	(B) ________________

Business Address and Telephone Number:

Person or Persons to be Contacted at Place of Employment:

Bank or Banks at which Checking and/or Savings Accounts are located:

Name or Names of Banks:

Branch	Address:

or Addresses

Persons at Bank or Banks to Contact and Telephone Number:

5.	In Which State Do You Currently:

	A.	Maintain your primary residence?

B.	Maintain secondary residence, if any?

C.	Vote?

D.	File income tax returns?

E.	Maintain a driver’s license?

Number of years at primary residence listed above?

6.	Accredited Investor Certification.

Please INITIAL where appropriate:

A.	_____ I certify that I have a net worth (excluding primary residence) of at least $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse.

The above net worth takes into account my current assets and other assets diminished by my current liabilities and other liabilities including contingent liabilities, such as threatened or pending lawsuits and proceedings.

B.	_____ I certify that I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

C.	_____ I certify that I am a director or executive officer of the Company.

D.	I am aware that the proposed offering of the Units will involve non-marketable, non-transferable securities requiring my capital investment to be maintained for an indefinite period of time.

Yes ________	No ________

7.	Please indicate whether you are a director, officer, employee, owner of an interest in or an “affiliate” of any securities brokerage firm which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). (An “affiliate,” as defined in Rule 405 of the Securities Act, means one who directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person.)

Yes ________	No ________

If yes, please state the firm name and address and describe your relationship.

8.	Investment experience:

	(a)	The frequency with which you invest in marketable securities is:

( ) often ( ) occasionally ( ) never

	(b)	The frequency with which you invest in unmarketable securities (such as private placement offerings) is:

( ) often ( ) occasionally ( ) never

	€	Have you previously participated in private placement offerings in the last 5 years?

________	________

Yes	No

(d)	If you answered “yes”€(c) above, state the private placements in which you participated in the last 5 years.

Year	Amount Invested	Name of Issuer
2015	$
2014	$
2013	$
2012	$
2011	$

(e)	Have you been afforded an opportunity to investigate the Company and review relevant factors and documents pertaining to the officers, directors and the Company and its business and to ask questions of a qualified representative of the Company regarding this investment and the properties, operations, and methods of doing business of the Company?

________	________

Yes	No

(f)	Do you understand the nature of an investment in the Company and the risk associated with such an investment?

________	________

Yes	No

(g)	Do you understand that there is no guarantee of any financial return on this investment?

________	________

Yes	No

(h)	Do you understand that this investment is not liquid?

________	________

Yes	No

(i)	Do you have adequate means of providing for your current needs and personal contingencies in view of the fact that this is not a liquid investment?

________	________

Yes	No

(j)	Are you aware of the Company’s business affairs and financial condition, and have you acquired all such information about the Company as you deem necessary and appropriate to enable you to reach an informed and knowledgeable decision to acquire Securities?

________	________

Yes	No

9.	What was your individual (or joint, if you filed a joint tax return) federal marginal tax bracket (the highest rate taxed) for the last three years? Check one box for each year.

If Taxable Income is:	over $100,000 up to $335,000	over $75,000 up to $100,000	over $50,000 up to $75,000

	Tax Bracket is:	Tax Bracket is:	Tax Bracket is:

2015	39% [ ]	34% [ ]	25% [ ]

2014	39% [ ]	34% [ ]	25% [ ]

2013	39% [ ]	34% [ ]	25% [ ]

10.	What are your personal investment objectives?

11.	FINRA Affiliation. Please state whether you or any of your associates or affiliates (which includes your spouse, in-laws and children or parents): (i) are a member or a person associated (including as an employee, officer, director, partner) with a member of FINRA, (ii) are an owner of stock or other securities of an FINRA member, (iii) has made a subordinated loan to any FINRA member, or (iv) a relative or member of the same household of any person meeting the description set forth in clauses (i) through (iii) above.

_______	_______

Yes	No

If you marked yes above, please briefly describe the FINRA relationship below:

12.	Please state how your first learned about the Company and how you learned about this Offering.

13.	Please provide in the space below any additional information which would evidence that you have sufficient knowledge and experience in financial and business matters so that you are capable of evaluating the merits and risks of investing in non-transferable, restricted securities of a corporate entity.

IF YOU ARE PURCHASING SECURITIES WITH YOUR SPOUSE, YOU MUST BOTH SIGN THE SIGNATURE PAGE.

IF YOU ARE PURCHASING SECURITIES WITH ANOTHER PERSON NOT YOUR SPOUSE, YOU MUST EACH FILL OUT A SEPARATE INDIVIDUAL QUESTIONNAIRE.

FOR CERTAIN QUALIFIED ORGANIZATIONS:

1.	Additional information for corporate, partnership, LLC or trust subscribers:

A.	Name of organization or entity:

B.	Business address:

C.	Telephone: (_____)

D.	Send communications to the attention of:

E.	Date of organization:

F.	State of organization:

G.	Tax identification no.:

H.	Form of organization:

Corporation	Partnership	LLC

Trust	Other (Describe)

I.	If a corporation, the organization has _____ has not _____ elected to be taxed as a small business corporation for federal income tax purposes under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended.

J.	The organization is actively engaged in the conduct of a trade or business:

Yes ________	No ________

K.	Describe purpose of formation or principal trade or business activity:

L.	Was such entity formed for the purpose of purchasing the Units?

Yes ________	No ________

2.	The corporate, partnership, limited liability company or trust subscriber represents and warrants that it is (check one):

_______a. A corporation, partnership, Massachusetts or similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code (tax exempt organization), not formed for the specific purpose of acquiring the Units, having total assets in excess of $5,000,000.

_______b. A bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Securities Act).

_______c. An insurance company (as defined in Section 2(13) of the Securities Act).

_______d. An investment company registered under the Investment Company Act of 1940.

_______e. A business development company (as defined in Section 2(a)(48) of the Investment Company Act of 1940) or a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940).

_______f. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

_______g. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

_______h. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, which plan has total assets in excess of $5,000,000.

_______i. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a “Plan Fiduciary,” as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor.

_______j. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 having total assets in excess of $5,000,000.

_______k. A self-directed employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, with investment decisions made solely by persons who are accredited investors as defined in Rule 501(a) of Regulation D.

_______l. A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a sophisticated person (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Units).

_______m. An entity in which all of the equity owners are accredited investors as defined in Rule 501(a) of Regulation D. (If subsection m. is checked, each equity owner must complete an investor questionnaire).

3.	Please provide the following:

(1) If an S Corporation, the names of all officers, directors, and stockholders.

(2) If a partnership, the names of all partners indicating whether each person is a general partner or limited partner.

(3) Financial statements of corporate or partnership subscriber, accompanied by a certificate of an officer or general partner.

For each class of investor listed on the following page, this signed Questionnaire must be accompanied by the following verification documents:

CORPORATE SUBSCRIBER

A certified copy of a resolution of the corporation’s board of directors: (i) designating the officer(s) of the corporation authorized to sign on behalf of the corporation; and (ii) authorizing the contemplated investment.

PARTNERSHIP AND LLC SUBSCRIBER

A certificate signed by all the general partners or managing members authorizing the general partner or managing member who signed the signature page on behalf of the partnership or LLC to sign and to make the contemplated investment on behalf of the partnership or LLC.

TRUST SUBSCRIBER

A certificate signed by all the trustees authorizing the trustee who signed the signature page on behalf of the trust to sign and to make the contemplated investment on behalf of the trust.

CUSTODIAN SUBSCRIBER

A certified copy of the instrument pursuant to which the custodian is acting.

[Signature page follows]

I consent to the communication by the Company, or any of its employees, agents and affiliates with any bank or business reference set forth above.

The foregoing statements are true and accurate to the best of my information and belief, and I will notify the Company of any change in the foregoing answers.

FOR INDIVIDUAL SUBSCRIBERS(S)	FOR CORPORATE, PARTNERSHIP, LLC OR TRUST SUBSCRIBERS

Name of Subscriber [Please Print]	Name of Subscriber [Please Print]

Signature	Authorized Signatory

(B)
	Name of Subscriber [Please Print]	Name and Title of Authorized Signatory [Please Print]

Signature

Date and Place of Execution:

Date:	Place:

[Signature Page to Investor Questionnaire]

EXHIBIT 4.11

ITEM III

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated as of March 8, 2016, by and among SignPath Pharma Inc., a Delaware corporation (the “Company”), and each subscriber identified on the signature page hereto (each a “Subscriber” and collectively the “Subscribers”).

Whereas, the Company proposes to offer for sale in a private placement solely to selected institutional and retail “accredited investors” and/or “Non-U.S. Persons” (the “Offering”), up to $3,000,000 of units (“Units”), with an over-subscription option for $2,000,000 at $1,000 par value each Unit, consisting of one share of the Company’s Series E Convertible Preferred Stock, $.10 par value (“Preferred Stock”), convertible at $2.00 per share, for an aggregate of 500 shares of Common Stock and Class E warrants (the “Warrant”) to purchase 125 shares of Common Stock, at $3.00 per share, pursuant to the terms and conditions set forth herein (the Units, Preferred Stock, Warrants and the Underlying Shares (as defined herein) are collectively referred to herein as the “Securities”), and the Subscriber desires to acquire the number of Units set forth on the signature page hereof. The Minimum Subscription is $100,000 (however, the Company and Meyers Associates, L.P. (the “Placement Agent”) may accept lesser subscriptions at their sole discretion.

Whereas, the terms of the Securities offered hereby are set forth under the heading “Description of Securities” in the Company’s Confidential Private Placement Memorandum dated the date hereof (the “Memorandum”);

Whereas, Meyers Associates, L.P. is acting as Placement Agent for the Offering pursuant to the terms and conditions of a placement agency agreement (the “Agency Agreement”) by and between the Company and the Placement Agent;

Whereas, the Subscriber is delivering simultaneously herewith, unless previously submitted, a completed confidential purchaser questionnaire (the “Questionnaire”);

Whereas, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2), Regulation D (“Regulation D”), and/or Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act,” collectively the “Offering Exemption”);

Now, Therefore, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1. Purchase and Sale of Units. Subject to the satisfaction of the terms and conditions of this Agreement, each Subscriber hereby irrevocably agrees to purchase the full number of Units in the amount designated on the signature page hereto (the “Subscription Amount”) at the Unit Purchase Price, and the Company shall sell such Units to such Subscribers at the Unit Purchase Price.

2. Escrow Arrangements; Form of Payment. Upon execution of this Agreement by the parties and pursuant to the terms of the escrow agreement (the “Escrow Agreement”) entered into between the Company, the Placement Agent and Davidoff Hutcher & Citron LLP (the “Escrow Agent”), each Subscriber agrees to make the deliveries required of it as set forth herein and in the Escrow Agreement, and the Company agrees to make the deliveries required of it as set forth herein and in the Escrow Agreement. The Subscriber acknowledges and agrees that all subscription amounts will be placed in a non-interest bearing escrow account pending the Closing.

3. Terms of the Securities.

(a) Each Warrant shall be in the form attached to the Memorandum as Exhibit B, and will be subject to the terms and conditions contained therein; and

(b) Each share of Preferred Stock will be subject to the terms and conditions contained in the Certificate of Designations in the form attached to the Memorandum, as Exhibit A, and will be subject to the terms and conditions contained therein.

4.1 Closing. At the closing of the transactions contemplated herein (the “Closing”), the Subscribers shall purchase, severally and not jointly, and the Company shall issue and sell, in the aggregate, a maximum of $3,000,000 of Units, with a $2,000,000 over-subscription. Each Subscriber shall purchase from the Company, and the Company shall issue and sell to each Subscriber, the amount of Units specified on the signature page hereto. Upon satisfaction of the conditions set forth in Section 4.2 a closing (the “Closing”) will be held as soon as practicable. All additional funds held in escrow and not accepted by the Company shall be returned to Subscribers without interest or deduction. The Closing shall occur, from time to time, on the dates that subscriptions have been received and accepted by the Company and the Placement Agent at the offices of Davidoff Hutcher & Citron LLP, 605 Third Avenue, 34th Floor, New York, New York 10158, or such other time and/or location as the parties shall mutually agree. At each Closing, the conditions of Section 4.2 shall either be satisfied or waived by the appropriate parties.

4.2 Closing Conditions.

(a) Each Subscriber’s obligations at each Closing are conditioned upon the Company’s fulfillment (or waiver by the Subscriber in its sole discretion) of each of the following events as of the date of each such Closing and the Company’s delivery to such Subscriber and the Placement Agent of:

(i) this Agreement duly executed by the Company;

(ii) a certificate evidencing ownership of a number of shares of Preferred Stock equal to such Subscriber’s Subscription Amount; and

(iii) a Warrant, registered in the name of such Subscriber, pursuant to which such Subscriber shall have the right to acquire, a number of shares of Common Stock equal to one-fourth the number of shares of Common Stock issuable upon conversion of Preferred Stock included in a Unit.

(b) The Company’s obligations at each Closing are conditioned upon each Subscriber’s delivery to the Company of the following:

(i) this Agreement duly executed by such Subscriber;

(ii) readily available funds, deposited and cleared in the escrow account contemplated by the Escrow Agreement, in an amount sufficient to purchase the Subscription Amount; and

(iii) an executed and properly completed Questionnaire if not previously provided.

(c) The representations and warranties of the parties set forth in this Agreement shall be true and correct in all material respects as of each Closing Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, in which case such representation or warranty shall be true and correct in all material respects as of that particular date); and

(d) At each Closing Date, there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since September 30, 2015, except as set forth in the Offering Documents (as defined below).

5. Subscriber’s Representations and Warranties. Each Subscriber hereby represents and warrants as of the date hereof and as of the Closing, with regard to itself that:

(a) Reliance on Exemptions. The Subscriber acknowledges that the Offering has not been reviewed by the SEC or any state agency because it is intended to be a nonpublic offering exempt from the registration requirements of the 1933 Act and state securities laws. The Subscriber understands that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Units.

(b) Information on Subscriber. The Subscriber is, and will be at the time of the exercise of the Warrants, an “accredited investor” as defined in Section 2(a)(15) of the 1933 Act and Rule 501 of Regulation D promulgated thereunder, or a Non-U.S. Person, as defined in Rule 902 of Regulation S promulgated thereunder. Such Subscriber is not required to be registered as a broker-dealer under Section 15 of the 1934 Act, is experienced in investments and business matters, has previously made investments of a speculative nature, understands that an investment in the Securities involves a high degree of risk, has purchased securities of United States companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber, if not a natural person, has the necessary authority to and is duly and legally qualified to purchase and own the Securities. If the Subscriber is natural person, he or she has reached the age of majority in the state in which the Subscriber resides, has adequate means of providing for the Subscriber’s current needs and personal contingencies and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto and in such Subscriber’s Questionnaire regarding the Subscriber is accurate. The sale of the Securities to the Subscriber as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of the residence of the Subscriber.

(c) Investment Purpose. At Closing, the Subscriber will purchase the Units for its own account for investment purposes only and not as a nominee or agent and not with a view towards or for resale in connection with the distribution of the Securities.

(d) Risk of Involvement. The Subscriber recognizes that the purchase of the Units involves a high degree of risk in that: (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) transferability of the Securities is limited; and (iii) the Company may require substantial additional funds to operate its business and there can be no assurance that the Offering will be completed or that any other funds will be available to the Company, in addition to all of the other risks set forth in the Company’s Memorandum.

(e) Information. The Subscriber acknowledges careful review of: (i) the Memorandum; (ii) this Agreement; and (iii) all exhibits, schedules and appendices which are part of the aforementioned documents (collectively, the “Offering Documents”), and hereby represents that: (A) the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested; (B) that the Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the terms and conditions of the Offering; and (C) the Subscriber, if it has requested, has been given the opportunity by the Placement Agent to review the Agency Agreement.

(f) Compliance with Securities Act. The Subscriber understands and agrees that the Securities are “restricted securities” that have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(g) No Representations. The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, including the Placement Agent, and in entering into this transaction the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber. The Subscriber has conducted its own due diligence of the Company and is not relying on the Placement Agent’s diligence.

(h) Transfer or Resale. The Subscriber acknowledges that there is no public market for any of the Company’s securities. The Subscriber understands that Rule 144 (the “Rule”) promulgated under the 1933 Act requires, among other conditions, a six-month holding period prior to the resale (in limited amounts) of securities of a reporting issuer acquired in a non-public offering without having to satisfy the registration requirements under the 1933 Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Common Stock under the 1933 Act covering the resale of the shares of Common Stock into which the Preferred Stock are convertible and into which the Warrants are exercisable (together, the “Underlying Shares”) which were purchased by the Subscriber pursuant to this Agreement. The Subscriber consents that the Company may, if it desires, permit the transfer of the Securities out of the Subscriber’s name only when the Subscriber’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the 1933 Act or any applicable state “blue sky” laws.

(i) No Hedging Transactions. The Subscriber hereby agrees not to engage in any Hedging Transaction (as defined herein) until such time as the Underlying Shares, as applicable, have been registered for resale under the 1933 Act or may otherwise be sold in the public market without an effective registration statement under the 1933 Act. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Company’s Common Stock or any rights, warrants, options or other securities that are convertible into, or exercisable or exchangeable for, Common Stock.

(j) Preferred Stock Legend. The Preferred Stock issued hereunder shall bear the following or similar legend:

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE INTO HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SOCIAL REALITY, INC. (THE “COMPANY”) THAT SUCH REGISTRATION IS NOT REQUIRED.”

PURSUANT TO SECTION 151(f) OF THE DELAWARE GENERAL CORPORATION LAW, THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A FULL STATEMENT OF THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OR SERIES THEREOF OF THE COMPANY, AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR TO THE TRANSFER AGENT.

(k) Warrants Legend. The Warrants shall bear the following or similar legend:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO SOCIAL REALITY, INC.

(l) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company or the Placement Agent or any selling group member. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising, or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer and did not learn of the Offering or the Company by way of a registration statement on file with the SEC. The Subscriber acknowledges that it has a pre-existing personal or business relationship with either the Company, the Placement Agent or any of their officers, directors or controlling persons, of a nature and duration such as would enable a reasonable prudent investor to be aware of the character, business acumen, and general business and financial circumstances of the Company and an investment in the Units.

(m) Organization; Authority. If Subscriber is not a natural person, Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Offering and otherwise to carry out its obligations thereunder.

(n) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Subscriber, if not a natural person, has full power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

(o) Correctness of Representations. Each Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing, shall remain true and correct as of Closing. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

(p) No Tax or Legal Advice. Such Subscriber understands that nothing in this Agreement, any other agreement or any other materials presented to such Subscriber in connection with the purchase and sale of the Units constitutes legal, tax or investment advice and such information may not be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein. Such Subscriber has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

Circular 230 Disclosure. Pursuant to U.S. Treasury Department Regulations, we are required to advise you that, unless otherwise expressly indicated, any federal tax advice contained in this communication, including attachments and enclosures, is not intended or written to be used, and may not be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.

(q) Questionnaire. The Subscriber has completed the accompanying Questionnaire and has delivered it herewith and represents and warrants that it is accurate and true in all respects and that it accurately and completely sets forth the financial condition of the Subscriber on the date hereof. The Subscriber has no reason to expect there will be any material adverse change in its financial condition and will advise the Company of any such changes occurring prior to the closing or termination of the Offering.

(r) Company Discretion. The Subscriber understands that the Company shall have the right to accept or reject this subscription in whole or in part. Unless this subscription is accepted in whole or in part by the Company prior to three (3) months from the date of this Agreement, unless extended, the expiration of the Offering Period, this subscription shall be deemed rejected in whole. The Subscriber acknowledges that any delivery to it of this Agreement relating to the Units prior to the determination by the Company of its suitability as a Subscriber shall not constitute an offer of the Units until such determination of suitability shall be made, and the Subscriber hereby agrees that it shall promptly return the Offering Documents to the Company upon request.

(s) Binding Subscription. The Subscriber hereby acknowledges and agrees, subject to any applicable state securities laws that the subscription and application hereunder are irrevocable, that the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement and that this Subscription Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the Subscriber and his heirs, executors, administrators, successors, legal representatives, and assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several, and the agreements, representations, warranties, and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives, and assigns.

(t) FINRA Member. The Subscriber acknowledges that if it is an “associated person” or Registered Representative of a Financial Industry Regulatory Authority, Inc. (“FINRA”) member firm, the Subscriber has given such firm notice required by the FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

(u) Anti-Money Laundering Regulations. The Subscriber hereby acknowledges that the Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“PATRIOT Act”). In furtherance of such efforts, Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge, based on reasonable investigation:

(i) None of Subscriber’s investment in the Company shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

(ii) To the extent within Subscriber’s control, none of Subscriber’s investment in the Company will cause the Company, the Placement Agent or any of their personnel to be in violation of federal anti-money laundering laws, including without limitation the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and any regulations promulgated thereunder.

(iii) When requested by the Company or the Placement Agent, the Subscriber will provide any and all additional information deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities.

(iv) Except as otherwise disclosed in writing to the Company, the Subscriber represents and warrants neither it, nor any person or entity controlled by, controlling or under common control with Subscriber, any of Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment, nor in the case of any Subscriber which is an entity, any Related Person1 is:

A. a Prohibited Subscriber2;

B. a Senior Foreign Political Figure3, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate4 of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction5;

C. a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or

D. a person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, 6 an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

1 With respect to any entity, any interest holder, director, senior officer, trestee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity (a “Qualified Plan”), the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such Qualified Plan.

2 For purposes of this subparagraph (d), “Prohibited Subscriber” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Company in connection therewith.

3 For purposes of this subparagraph (d), “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Fignre includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

4 For purposes of this subparagraph (d), “Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

5 For purposes of this subparagraph (d), “Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur.

6 For purposes of this subparagraph (d), “Foreign Shell Bank” shall mean a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate.

A “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

“Physical Presence” shall mean a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (Hi) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

“Regulated Affiliate” shall mean a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union or Foreign Bank that maintains a Physical Presence in the U.S. or a foreign country regulating such affiliated depository institution, credit union or Foreign Bank.

(v) If the Subscriber is purchasing the Units as agent, representative, intermediary/nominee or in any particular capacity for any other person, or is otherwise requested to do so by the Company, it shall provide a copy of its anti-money laundering policies (“AML Policies”) to the Company. The Subscriber represents that it is in compliance with its AML Policies, its AML Policies have been approved by counsel or internal compliance personnel reasonably informed of anti- money laundering policies and their implementation and has not received a deficiency letter, negative report or any similar determination regarding its AML Policies from independent accountants, internal auditors or some other person responsible for reviewing compliance with its AML Policies.

(vi) The Subscriber hereby agrees to immediately notify the Company if it knows, or has reason to suspect that any of the representations in this paragraph 5(u) become incorrect or if there is any change in the information affecting these representations and covenants.

(vii) The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations related to money laundering and similar activities, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s Investment in the Company.

6. Company Representations and Warranties. The Company represents and warrants to each Subscriber that:

(a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as currently being conducted. The Company’s By-Laws and Amended and Restated Certificate of Incorporation are available at the SEC’s website, www.sec.gov. The Company, as of the date hereof, has no subsidiaries other than SignPath Brazil Corp. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, unless the failure to be so qualified or in good standing, as the case may be, would not have or would not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other document in connection with the Offering, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), constituting a “Material Adverse Effect”).

(b) Capitalization; Ownership of Shares. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of the date hereof, there are approximately 40,270,237 shares of Common Stock issued and/or issuable on a fully diluted basis, as follows: (i) 14,163,887 shares of Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights, (ii) 3,255.375 shares of Series A Preferred Stock are issued and outstanding and convertible into approximately 3,831,576 shares of Common Stock, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights; (iii) approximately 3,831,576 shares of Common Stock issuable upon exercise of outstanding Class A Warrants; (iv) 2,146 shares of Series B Preferred Stock are issued and outstanding and convertible into approximately 2,525,842 shares of Common Stock; (v) approximately 2,525,842 shares of Common Stock issuable upon exercise of outstanding Class B Warrants; (vi) 5,000 shares of Series C Preferred Stock are issued and outstanding and convertible into approximately 4,000,000 shares of Common Stock; (vii) 2,000,000 shares of Common Stock issuable upon exercise of outstanding Class C Warrants; (viii) 2,359.076 shares of Series D Preferred Stock are issued and outstanding and convertible into 1,179,538 shares of Common Stock; (ix) 294,888 shares of Common Stock are issuable upon exercise of outstanding Class D Warrants; (x) approximately 3,402,088 shares issuable upon exercise of outstanding Placement Agent Warrants; (xi) 800,000 shares issuable upon exercise of warrants authorized to the Company’s manufacturer of curcumin; and (xii) 1,715,000 shares issuable upon exercise of 1,715,000 outstanding stock options. Except for the transactions contemplated hereby and as described in the Memorandum, there are no outstanding options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Common Stock or obligating the Company to issue or sell any shares of Common Stock, or any other interest in, the Company. All outstanding shares of capital stock of the Company were issued, sold and delivered in material compliance with all applicable Federal and state securities laws and the similar laws of other foreign jurisdictions as may be applicable. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Offering or otherwise. The issue and sale of the Units will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Subscribers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(c) Authority; Enforceability. This Agreement and the Securities have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity, and the Company has full corporate power and authority necessary to enter into this Agreement, the Warrants, the Escrow Agreement, and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under this Agreement and the other agreements entered into as contemplated by this Agreement has been taken.

(d) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or over any of its affiliates, FINRA, Nasdaq, the OTC Bulletin Board nor the Company’s stockholders is required for execution of this Agreement and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Securities, and the performance of the Company’s obligations hereunder and under all such other agreements.

(e) No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 5 are true and correct, neither the execution and delivery of this Agreement nor the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i) violate, conflict with, result in a material breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or give to others any rights of termination, amendment, acceleration or cancellation under (A) the certificate of incorporation or bylaws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates (including federal and state securities laws and regulations) or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound or affected, or to which any of the properties or assets of the Company or any of its affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company; or

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the securities or any of the assets of the Company or any of its affiliates.

(f) The Securities. The Securities upon issuance:

(i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii) have been, or will be, duly and validly authorized and on the date of issuance will be duly and validly issued, fully paid and nonassessable (and if eventually registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that each Subscriber complies with the prospectus delivery requirements of the 1933 Act and any state securities laws);

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

(iv) will not subject the holders thereof to personal liability by reason of being such holders.

(g) Litigation. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding inquiry, notice of violation, or investigation before any court, governmental or administrative agency or regulatory body (federal, state, county, local or foreign), or arbitrator having jurisdiction over the Company, or any of its affiliates that would challenge the legality, validity or enforceability of this Agreement and/or the Offering, or otherwise affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. Except as disclosed in the Offering Documents, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined would have a Material Adverse Effect on the Company.

(h) Defaults; Permits. The Company is not in violation of its Certificate of Incorporation or By-Laws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company. The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses other than where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice or otherwise become aware of any proceedings, inquiries or investigations relating to the revocation or modification of any such certificate, authorization or permit.

(i) No General Solicitation. Neither the Company, nor any of its affiliates, nor to the Company’s knowledge, any person acting on its or their behalf, has, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions. Neither the Company nor any of its affiliates will take any action or steps that would cause the offer of the Securities to be integrated with other offerings if such integration would eliminate the Offering Exemption. Neither the Company nor any of its affiliates, nor to the Company’s knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units.

(j) Disclosure. None of the representations and warranties of the Company appearing in this Agreement nor any information appearing in any of the Offering Documents, when considered together as a whole, contains, or on the Closing will contain any untrue statement of a material fact or omits, or on the Closing will omit, to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

(k) No Undisclosed Liabilities or Events. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Offering Documents, other than those incurred in the ordinary course of the Company’s businesses since September 30, 2015. There has been no event or circumstance that has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires disclosure but which has not been so publicly announced or disclosed in the Offering Documents.

(l) Intellectual Property. The Company owns, free and clear of claims or rights of any other person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or has acquired licenses or other rights to use, all intellectual property necessary for the conduct of its business as presently conducted (other than with respect to “off-the-shelf” software which is generally commercially available and open source software which may be subject to one or more “general public” licenses. A complete list of patents, pending patent applications and all other intellectual property is available upon request from the Company. The business of the Company as presently conducted does not, to the Company’s knowledge, infringe or conflict with any patent, trademark, copyright, or trade secret rights of any third parties or any other intellectual property of any third parties. The Company has not received written notice from any third party asserting that any intellectual property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened). No claim is pending or, to the Company’s knowledge, threatened against the Company nor has the Company received any written notice or other written claim from any person asserting that any of the Company’s present or contemplated activities infringe or may infringe in any material respect any intellectual property of such person, and the Company is not aware of any infringement by any other Person of any material rights of the Company under any intellectual property rights. The Company has taken all steps required in accordance with commercially reasonable business practice to establish and preserve its respective ownership in its intellectual property and to keep confidential all material technical information developed by or belonging to the Company which has not been patented or copyrighted.

(m) Investment Company Status. The Company is not, and immediately after receipt of the Final Closing will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(n) Taxes. The Company (i) has prepared in good faith and duly and timely filed all tax returns required to be filed by it or is on a current extension and such returns are complete and accurate in all material respects and (ii) has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. The Company has no any liability with respect to accrued taxes in excess of the amounts that are described as accrued in the most recent financial statements included in the Offering Documents.

(o) Solvency. The Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction and has no present intention to so file.

(p) Transactions with Interested Persons. Except as described in the Prospectus, no officer, director, employee or affiliate of the Company is or has taken any steps to become a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(q) No Other Agreements. The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Subscriber relating to the terms or conditions of the transactions contemplated by this Agreement or the other Offering Documents except as expressly set forth therein.

(r) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects. The foregoing representations and warranties shall survive until one year after the Closing Date.

7. Regulation D/Regulation S Offering. This Offering is being made pursuant to exemptions from the registration provisions of the 1933 Act afforded by: (i) Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder, or (ii) Rule 903 of Regulation S promulgated thereunder.

8. Reissuance of Securities. The Company agrees to reissue certificates representing the Underlying Shares without the legends set forth in Sections 5(j) and 5(k) above, (a) at such time as the holder thereof is permitted to dispose of the Securities without volume or manner of sale restrictions pursuant to Rule 144 under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company, or (b) upon resale subject to an effective registration statement after the resale of the shares of Common Stock and Common Stock underlying the Warrants is registered under the 1933 Act. The Company agrees to cooperate with each Subscriber in connection with all resales pursuant to Rule 144 and to provide legal opinions at the Company’s expense necessary to allow such resales provided the Company and its counsel receive reasonably requested written representations from each Subscriber and its selling broker, if any.

9. FINRA Member Firm Compensation. The Company on the one hand, and each Subscriber on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions other than Meyers Associates, L.P. on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. However, Meyers Associates, L.P. may engage other FINRA registered firms and pay negotiated compensation to such selling group members. The Company shall pay the Placement Agent sales commission(s) equal to 10% of the gross proceeds from the sale of Units, as well as 3% non-accountable expense allowance. The Placement Agent will also receive warrants to purchase up to 20% of the Units sold at $2.00 per Unit. The Company will pay the Placement Agent a cash fee equal to 10% of the total cash proceeds received from the exercise of Warrants.

10. Covenants of the Company. At all times shares of Common Stock and Warrants remain outstanding, the Company covenants and agrees with the Subscribers as follows:

(a) Reservation of Common Stock. The Company undertakes to reserve from its authorized but unissued common stock, at all times Warrants remain outstanding, a number of Underlying Shares equal to the amount of Common Stock issuable upon exercise of the Warrants.

(b) Confidentiality. Subject to being named in the Company’s SEC filings, the Company agrees that it will not disclose publicly or privately the identity of any Subscriber unless expressly agreed to in writing by that Subscriber or only to the extent required by law.

(c) Reporting Requirements. The Company will (i) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act following the completion of the Offering, or (ii) comply in all respects with its reporting and filing obligations under the 1934 Act, (iii) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 15(d) of the 1934 Act, as applicable, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts to not take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts. Until the earlier of the resale of the Shares and Underlying Shares by each Subscriber or at least one (1) year after the Warrants have been exercised, the Company will use reasonable efforts to continue the listing or quotation, if listed, of the Common Stock on the Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, however will be under no obligation to have its securities listed or quoted.

(d) Stop Orders. Following effectiveness of the Registration Statement, the Company will advise the Subscribers, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(e) Use of Proceeds. The proceeds received by the Company in the Offering will be used by the Company as set forth in the Memorandum under “Use of Proceeds”.

(f) Taxes. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all material lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company will pay all such material taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(g) Insurance. The Company is or will be insured by insurers of recognized financial responsibility against such material losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company has no current reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(h) Books and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(i) Governmental Authorities. The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(j) Properties. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such material provision could reasonably be expected to have a Material Adverse Effect.

11. Covenants of the Company and Subscriber Regarding Indemnification.

(a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

(b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons, and principal shareholders against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

12. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be either (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, electronic mail, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, or (c) upon acknowledgment of by the recipient of receipt by electronic mail, whichever shall first occur. The addresses for such communications shall be:

(i) if to the Company, to:	SignPath Pharma Inc.
3477 Corporate Parkway, Suite 100
Center Valley, Pennsylvania 18034
Attention: Dr. Lawrence Helson
Tel: (215) 538-9996
Email: lhelson@comcast.com

With a copy to:	Davidoff Hutcher & Citron LLP
605 Third Avenue, 34th Floor
New York, N.Y. 10158
Attention: Elliot H. Lutzker, Esq.
Email: ehl@dhclegal.com
Fax: (212) 286-1884

(ii) if to the Subscribers,	to the address and facsimile number indicated on the signature pages hereto

With a copy to:	Meyers Associates, L.P.
45 Broadway, 2nd Floor
New York, N.Y. 10006
Attention: Bruce Meyers
Tel: (212) 742-4200
Email: eslitkin@meyersassociateslp.com
Fax: (212) 742-4222

(b) Entire Agreement. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith, except as contained in the Reports.

(c) Assignment. No right or obligation of any party may be assigned by that party without the prior written consent of all other parties. This Agreement will be binding on the successors and assigns of all parties hereto.

(d) Counterparts. This Agreement may be executed by facsimile transmission, and in counterparts, all of which together will be deemed one original.

(e) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

(f) Waiver of Jury Trial. EACH OF the parties hereto hereby waiveS to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. EACH OF the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 12(f).

(g) Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(g) Headings. All headings contained herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

[Signature page to follow]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

In Witness Whereof, the parties have entered into this Agreement as of the date below.

Dated: __________, 2016	SignPath Pharma Inc.,
a Delaware corporation

By:
Lawrence Helson, M.D.
Chief Executive Officer

Name of Subscriber:

Name of Authorized Signatory (if different from Subscriber):

Title of Authorized Signatory:

Signature of Authorized Signatory or Subscriber:

EIN or Social Security Number:

Email Address of Subscriber:

Facsimile Number of Subscriber:

Address for Notice to Subscriber:

Address for Delivery of Securities for Subscriber (if not same as address for notice):

Subscription Amount: $

Units: